UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2006

COMMERCIAL BANKSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

33-67254	65-0050176
(Commission File Number)	(IRS Employer Identification No.)

1550 S.W. 57th Avenue, Miami, Florida	33144
(Address of Principal Executive Offices)	(Zip Code)

(305) 267-1200
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2006, Commercial Bankshares, Inc., a Florida corporation (the "Company") and the parent holding company of Commercial Bank of Florida (the "Bank"), was informed of the unexpected death of Jack J. Partagas, a Director and the President, Chief Operating Officer and Secretary of the Company and the Bank.

The Boards of Directors of the Company and the Bank have appointed Bruce P. Steinberger as a Director and the President and Secretary of the Company and the Bank effective as of October 5, 2006. The position of President will include the responsibilities of Chief Operating Officer and Chief Lending Officer.

Mr. Steinberger, age 53, was elected Executive Vice President of the Bank in January of 1996, where he became responsible for the lending function as Chief Lending Officer and where he also assisted in managing Bank operations. Mr. Steinberger was previously Executive Vice President of Intercontinental Bank from 1987-1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BANKSHARES, INC.

Date: October 5, 2006

/s/Joseph W. Armaly
Joseph W. Armaly
Chairman and Chief Executive Officer